Exhibit 99.10

WRITTEN CONSENT OF THE STOCKHOLDERS OF
BRISTOW GROUP INC.

This written consent is solicited by
the board of directors of Bristow Group Inc.

Please return this consent no later than 5:00 p.m., Eastern Time, on          , 2020, which is the final date that the board of directors of Bristow Group Inc., a Delaware corporation (“Bristow”), has set for receipt of written consents. Any written consent not returned will have the same effect as a consent returned that elects to “WITHHOLD CONSENT” on the proposals. Any stockholder that signs, dates and returns this consent but does not indicate whether such stockholder consents, withholds consent or abstains from any particular proposal will be deemed to have elected to “CONSENT” to such proposal in accordance with the recommendation of the board of directors of Bristow.

The undersigned, being a holder of record as of the close of business on          , 2020 of (i) Bristow’s common stock, par value $0.0001 per share (“Bristow Common Stock”) , and/or (ii) Bristow’s preferred stock, par value $0.0001 per share (“Bristow Preferred Stock”), hereby consents, withholds consent or abstains as indicated below, by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, to the proposals as set forth below with respect to all of the shares of Bristow Common Stock or Bristow Preferred Stock that the undersigned holds of record as of the close of business on, 2020.

By its signature below, the undersigned acknowledges receipt of the Joint Proxy and Consent Solicitation Statement/Prospectus, dated          , 2020, which is part of the Registration Statement on Form S-4 (No. 333-237557) of Era Group Inc., a Delaware corporation (“Era”), and which more fully describes the proposals below.

Proposal 1.
The adoption of the Agreement and Plan of Merger, dated as of January 23, 2020, by and among Bristow, Era and Ruby Redux Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into Bristow (the “Merger”), with Bristow surviving the Merger as a direct, wholly owned subsidiary of Era.

CONSENT  ☐--WITHHOLD CONSENT  ☐--ABSTAIN  ☐

Proposal 2.
The adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be made to Bristow’s named executive officers in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be made, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger—Interests of Certain of Bristow’s Directors and Executive Officers in the Merger” beginning on page [88] of the Joint Proxy and Consent Solicitation Statement/Prospectus, dated, 2020, which is part of the Registration Statement on Form S-4 (No. 333-237557) are hereby APPROVED.”

CONSENT  ☐--WITHHOLD CONSENT  ☐--ABSTAIN  ☐

IMPORTANT: PLEASE SIGN AND DATE THE CONSENT BELOW.

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If Bristow Common Stock and/or Bristow Preferred Stock is held by a corporation, please sign the full corporate name by president or other authorized officer. If Bristow Common Stock and/or Bristow Preferred Stock is held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Please sign, date and return this written consent promptly to D.F. King & Co., Inc., the Consent Tabulation Agent, by emailing a .pdf copy of your written consent to bristowgroup@dfking.com.

Your written consent may be changed or revoked any time before the earlier to occur of (i)          , 2020 or (ii) the receipt by Bristow of written consents representing a majority of the total voting power of the Bristow stockholders by sending a new written consent with a later date or by delivering a notice of revocation to Bristow to the mailing address or email address above.

IF AN INDIVIDUAL:		IF JOINT HOLDER:

By:	/s/	By:	/s/
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print or type full name)		(please print or type full name)

Title:		Title:
	(please print or type full title)		(please print or type full title)

Date:	, 2020

IF AN ENTITY:

(please print or type complete name of entity)

By:
(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	, 2020